                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): June 24, 1999


                             ECC International Corp.
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


        001-8988                                         23-1714658
(Commission File Number)                    (I.R.S. Employer Identification No.)


2001 West Oak Ridge Road
Orlando, Florida                                         32839-3981
(Address of Principal Executive Offices)                 (Zip Code)


                                 (407) 859-7414
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

         On June 24, 1999, ECC International Corp. (the "Company") entered into a Loan and Security Agreement (the "Agreement"), by and among the Company, ECC Vending Corp., Educational Computer Corporation International and Mellon Bank, N.A., to provide the Company with a $12,500,000 revolving credit facility with an initial term of four years. The credit facility is secured by substantially all of the Company's assets, including a mortgage on the Company's real property located in Orlando, Florida. In addition, the Agreement requires the Company to meet certain financial covenants, including with respect to working capital, tangible net worth and net income. The Mellon Bank credit facility replaced the Company's credit line with First Union National Bank.

         The foregoing description of the Agreement and the credit facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and the related Amended and Restated Promissory Note, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

         10.1 Loan and Security Agreement, dated as of June 24, 1999, by and among the Registrant, ECC Vending Corp., Educational Computer Corporation International and Mellon Bank, N.A.

         10.2     Amended and Restated Promissory Note, dated June 24, 1999


         99       Press Release


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 8, 1999                              ECC INTERNATIONAL CORP.
                                      ------------------------------------------
                                                    (Registrant)



                                      By:  /s/ Melissa Van Valkenburgh
                                           -------------------------------------
                                           Melissa Van Valkenburgh
                                           Vice President and Chief Financial
                                           Officer


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                                  EXHIBIT INDEX


Exhibit
Number            Description
-------           -----------
10.1              Loan and Security Agreement, dated as of June 24, 1999, by and among the Registrant, ECC Vending Corp., Educational Computer
                  Corporation International and Mellon Bank, N.A.

10.2              Amended and Restated Promissory Note, dated June 24, 1999


99                Press Release